PROSPECTUS SUPPLEMENT (to the Prospectus dated June 7, 2010)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-166988

8,054,968 Shares

PHARMACYCLICS, INC.

Common Stock
$6.51 per share

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 8,054,968 shares of our common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol “PCYC”.  On June 16, 2010, the reported last sale price for our common stock on the NASDAQ Capital Market was $7.06 per share.

Investing in our common stock involves a high degree of risk.  Before buying any shares you should carefully read the discussion of material risks of investing in our common stock that is incorporated by reference herein under the heading “Risk Factors” on page S-3 of this prospectus supplement.

	Per Share	Total

Offering price and proceeds, before expenses, to Pharmacyclics, Inc.	$6.51	$52,437,842

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

Our headquarters are located at 995 East Arques Avenue, Sunnyvale, California 94085-4521.  Our telephone number is (408) 774-0330.  We maintain an Internet website at www.pharmacyclics.com.  Information contained in, or accessible though, our website does not constitute incorporation by reference of the information contained in our website.

The date of this prospectus supplement is June 17, 2010

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Legal Matters	16

Experts	16

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference.  The second part is the accompanying prospectus, dated June 7, 2010, which gives more general information, some of which may not apply to this offering of common stock.  Generally, when we refer to the prospectus, we are referring to both parts of this document combined.  This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-166988) we filed with the Securities and Exchange Commission using a “shelf” registration process.

These documents contain important information you should consider when making your investment decision.  The accompanying prospectus provides you with a general description of the securities we may offer.  This prospectus supplement contains information about the shares issued in this offering.  This prospectus supplement may add, update or change information in the accompanying prospectus.  You should rely only on the information provided in (i) this prospectus supplement, (ii) the accompanying prospectus or (iii) the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.  We have not authorized anyone to provide you with any other information.  To the extent the information contained in this prospectus supplement or the documents incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement, or any document incorporated by reference in this prospectus supplement, will apply and supersede the information in the accompanying prospectus.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, and the accompanying prospectus regardless of the time of delivery of this prospectus supplement or of any sale of the shares.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references to “we,” “our”, “us,” or the “company” in this prospectus supplement and the accompanying prospectus mean Pharmacyclics, Inc.

We own or have rights to use trademarks or trade names that we use in conjunction with the operation of our business.  Pharmacyclics is a registered trade and service mark of ours.  All other trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-iii

FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus supplement and the accompany prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” as defined by Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We make these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.  All statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein other than historical information may be deemed forward-looking statements.  These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements.  Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements.  These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those describedin the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed subsequently, including any amendments, and the following:

•	the possibility that pharmaceutical and other government regulations that impact us become more stringent or subject us to material liability in excess of our established reserves;

•	cancellation or material modification of one or more significant contracts;

•	the results of significant competition;

•	significant competition and our inability to adapt to rapid technological changes;

•	product failures, delays in our product development schedule or other problems with existing or new products;

•	loss of key qualified suppliers of technologies, components or materials;

•	risks inherent to the pharmaceutical market;

•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

•	occurrence of liabilities that are inadequately covered by indemnity or insurance;

•	new accounting standards that could result in changes to our methods of quantifying and recording accounting transactions;

•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002; and

•	those risks detailed from time to time in our reports filed with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive.  Additional risk factors may be described from time to time in our future filings with the SEC.  Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public.  Forward-looking statements are only predictions that provide our current expectations or forecasts of future events.  Any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus and in any other public statements are subject to unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements.  You should not place undue reliance on these forward-looking statements.

In particular, forward-looking statements include:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans;

•	statements about our product development schedule and results of clinical and preclinical studies;

•	statements about our expectations for regulatory filings, including the timing of such filings, and approvals for any of our product candidates;

•	statements about expected costs and operating expenses;

•	statements about our future capital requirements and the sufficiency of our cash, cash equivalents, investments and other financing proceeds to meet these requirements; and

•	other statements about our plans, objectives, expectations and intentions.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q for interim periods subsequent to our most recent Annual Report on Form 10-K and Current Reports on Form 8-K.

Investment in our securities involves a high degree of risk.  You should consider carefully the risk factors described above, as well as other information in this prospectus supplement and the accompanying prospectus before purchasing any of our securities.  Each of these risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety.  You should carefully consider the cautionary discussion of risks, uncertainties, assumptions and other factors relevant to investing in our securities incorporated by reference herein under the heading “Risk Factors” beginning on page S-3 in this prospectus supplement and in the other reports incorporated by reference herein before making an investment decision to purchase our securities.  These are risks that we think could cause our actual results to differ materially from expected or historical results.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q since the filing of our most recent Annual Reports on Form 10-K or any applicable prospectus supplement or free writing prospectus, which are incorporated by reference in this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

ABOUT PHARMACYCLICS

We are a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases.

Our mission and goal are worth repeating: to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs and to identify promising product candidates based on exceptional scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, we have four product candidates in clinical development and two preclinical lead molecules.  To date, substantially all of our resources have been dedicated to the research and development of our products, and we have not generated any commercial revenues from the sale of our products.  We do not anticipate the generation of any product commercial revenues until we receive the necessary regulatory and marketing approvals to launch one of our products.

We were incorporated in the State of Delaware in April 1991.  Our principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085.  Our telephone number is (408) 774-0330.  Our web site is http://www.pharmacyclics.com.  Information contained on our web site does not constitute a part of this prospectus.  Unless the context requires otherwise, whenever we refer to “Pharmacyclics,” “we,” “our” or “us” in this prospectus, we mean Pharmacyclics, Inc., unless the context suggests otherwise.  When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

PHARMACYCLICS®,  (the pentadentate logo) and Xcytrin® are registered U.S. trademarks of Pharmacyclics, Inc.  Other trademarks, trade names or service marks used herein are the property of their respective owners.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $50.9 million, based on the assumed offering price of $6.51 per share, after deducting estimated offering expenses payable by us, which include legal, advisory and accounting fees.

We anticipate to use net proceeds for general corporate purposes, including clinical trials, preclinical research expenses, general and administrative expenses, and for working capital.  As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF COMMON STOCK

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 6 of the accompanying prospectus. As of March 31, 2010, we had 50,834,003 shares of common stock outstanding.

DILUTION

Our net tangible book value on March 31, 2010 was approximately $20.4 million, or approximately $0.40 per share of common stock.  Net tangible book value per share is determined by dividing our net tangible book value, which consists of total tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.  Without taking into account any other changes in the net tangible book value after March 31, 2010, other than to give effect to our receipt of the estimated net proceeds from the sale of 8,054,968 shares of common stock at an offering price of $6.51 per share, less our estimated offering expenses, our net tangible book value as of March 31, 2010, after giving effect to the items above, would have been approximately $71.2 million, or $1.21 per share.  This represents an immediate increase in the net tangible book value of $0.81 per share to existing stockholders and an immediate dilution of $5.30 per share to new investors.  The following table illustrates this per share dilution:

Offering price per share	$ 6.51
Net tangible book value per share as of March 31, 2010	$ 0.40
Increase in net tangible book value per share attributable to the offering	$ 0.81
Pro forma net tangible book value per share as of March 31, 2010, after giving effect to the offering	$ 1.21
Dilution per share to new investors in the offering	$ 5.30

The above table is based on 50,834,003 shares of common stock outstanding as of March 31, 2010, and excludes as of that date:

•	7,044,416 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $5.17 per share;

•	3,281,809 options to purchase shares of common stock available for future grant under our 2004 Equity Incentive Award Plan; and

•	460,705 shares of common stock available for future grant under our Employee Stock Purchase Plan.

To the extent that any of these options are exercised, new options are issued under our 2004 Equity Incentive Award Plan, new shares are issued under our Employee Stock Purchase Plan or we issue additional shares of common stock by other means in the future, there will likely be further dilution to new investors.

PLAN OF DISTRIBUTION

We are selling 8,054,968 shares of our common stock under this prospectus supplement directly to various institutional investors at a price of $6.51 per share.  We currently anticipate that the closing of the sale of such shares under this prospectus supplement will take place on or about June 21, 2010.  On the closing date, we will issue the shares of common stock to the institutional investors and we will receive funds in the amount of the aggregate purchase price of $52,437,842.

We have entered into Stock Purchase Agreements, each dated as of June 16, 2010, with various institutional investors relating to the sale of our common stock offered under this prospectus supplement.

Robert Duggan, our Chairman and Chief Executive Officer, participated in the offering and purchased 1,075,268 shares of common stock for approximately $7,000,000.

In connection with this offering, Leerink Swann LLC acted as a financial advisor to the Company and will receive a fee in the amount of approximately $600,000. In addition, we may reimburse Leerink Swann LLC for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, whether or not the offering occurs, up to $10,000.

The transfer agent for our common stock is Computershare Trust Company, N.A.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PCYC”.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC.  You can inspect and copy these reports, proxy statements and other information at the Commission’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility.  The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Pharmacyclics that file electronically with the Commission.

Incorporation by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update, modify and supersede this information.  We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Exchange Act:

The following filings are incorporated by reference herein:

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on September 22, 2009, as amended by Amendment No. 1 to Annual Report on Form 10-K, filed with the SEC on October 28, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 3, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009, filed with the SEC on February 16, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

•
our Current Reports on Form 8-K filed with the SEC on July 17, 2009, July 24, 2009, August 6, 2009, November 12, 2009, December 7, 2009, December 8, 2009, January 14, 2010, April 16, 2010, May 20, 2010, May 21, 2010 and June 7, 2010;

•	our definitive proxy statement relating to our 2009 annual meeting of stockholders (except for information furnished and not filed), which was filed with the SEC on November 16, 2009; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 1995, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before we stop offering the securities under this prospectus supplement (other than current reports deemed furnished and not filed) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus supplement.

Any statements made in this prospectus supplement or the accompanying prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of the information incorporated by reference into this prospectus supplement, or the accompanying prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement.  The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

PROSPECTUS

$100,000,000

Pharmacyclics, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
______________________

We may from time to time sell any combination of debt securities, preferred stock, common stock, warrants, or any combination thereof, separately or as units, described in this prospectus in one or more offerings.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PCYC.”  On May 19, 2010, the closing price of our common stock was $6.65.
______________________

See “RISK FACTORS” on page 6 for information you should consider before buying these securities.
______________________

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. Refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

______________________

The date of this prospectus is June 7, 2010

Page

About This Prospectus	1

About Pharmacyclics	2

Forward-Looking Statements	2

Where You Can Find More Information	4

Risk Factors	6

Use of Proceeds	6

Description of Capital Stock	6

Anti-Takeover Effects of Our Charter Documents and Delaware Law	9

Description of Debt Securities	10

Description of Warrants	12

Description of Units	13

Plan of Distribution	14

Legal Matters	16

Experts	16

i

ABOUT THIS PROSPECTUS

We have an existing “shelf” Registration Statement that went effective on June 15, 2007 and which expires on June 15, 2010, pursuant to Securities and Exchange Commission (“SEC”) rules. Accordingly, we are filing this prospectus as part of a new shelf Registration Statement for the purpose of continuing to provide us with the ability to sell securities from time to time covered by this prospectus. There are no “selling stockholders” named in this prospectus.

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf process, we may offer up to $100,000,000 offering price of any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

ABOUT PHARMACYCLICS

We are a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases.

Our mission and goal are worth repeating: to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs. To identify promising product candidates based on exceptional scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate. We exist to make a difference for the better and these are important times to do just that.

Presently, we have four product candidates in clinical development and two preclinical lead molecules.  To date, substantially all of our resources have been dedicated to the research and development of our products, and we have not generated any commercial revenues from the sale of our products.  We do not anticipate the generation of any product commercial revenues until we receive the necessary regulatory and marketing approvals to launch one of our products.

We were incorporated in the State of Delaware in April 1991.  Our principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085.  Our telephone number is (408) 774-0330.  Our web site is http://www.pharmacyclics.com.  Information contained on our web site does not constitute a part of this prospectus.  Unless the context requires otherwise, whenever we refer to “Pharmacyclics,” “we,” “our” or “us” in this prospectus, we mean Pharmacyclics, Inc., unless the context suggests otherwise.  When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

PHARMACYCLICS®,     (the pentadentate logo) and Xcytrin® are registered U.S. trademarks of Pharmacyclics, Inc.  Other trademarks, trade names or service marks used herein are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” as defined by Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We make these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.  All statements in this prospectus and the documents incorporated by reference herein other than historical information may be deemed forward-looking statements.  These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements.  Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements.  These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of this prospectus, any prospectus supplement, each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed subsequently, including any amendments, and the following:

•	the possibility that pharmaceutical and other government regulations that impact us become more stringent or subject us to material liability in excess of our established reserves;

•	cancellation or material modification of one or more significant contracts;

•	the results of significant competition;

•	significant competition and our inability to adapt to rapid technological changes;

•	product failures, delays in our product development schedule or other problems with existing or new products;

•	loss of key qualified suppliers of technologies, components or materials;

•	risks inherent to the pharmaceutical market;

•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

•	occurrence of liabilities that are inadequately covered by indemnity or insurance;

•	new accounting standards that could result in changes to our methods of quantifying and recording accounting transactions;

•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002; and

•	those risks detailed from time to time in our reports filed with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive.  Additional risk factors may be described from time to time in our future filings with the SEC.  Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public.  Forward-looking statements are only predictions that provide our current expectations or forecasts of future events.  Any or all of our forward-looking statements in this prospectus and in any other public statements are subject to unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements.  You should not place undue reliance on these forward-looking statements.

In particular, forward-looking statements include:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans;

•	statements about our product development schedule and results of clinical and preclinical studies;

•	statements about our expectations for regulatory filings, including the timing of such filings, and approvals for any of our product candidates;

•	statements about expected costs and operating expenses;

•	statements about our future capital requirements and the sufficiency of our cash, cash equivalents, investments and other financing proceeds to meet these requirements; and

•	other statements about our plans, objectives, expectations and intentions.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q for interim periods subsequent to our most recent Annual Report on Form 10-K and Current Reports on Form 8-K.

Investment in our securities involves a high degree of risk.  You should consider carefully the risk factors described above, as well as other information in this prospectus before purchasing any of our securities.  Each of these risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

We encourage you to read this prospectus, as well as the information that is incorporated by reference in this prospectus, in its entirety.  You should carefully consider the cautionary discussion of risks, uncertainties, assumptions and other factors relevant to investing in our securities under the heading “Risk Factors” beginning on page 6 in this prospectus and in the other reports incorporated by reference herein before making an investment decision to purchase our securities.  These are risks that we think could cause our actual results to differ materially from expected or historical results.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC.  You can inspect and copy these reports, proxy statements and other information at the Commission’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility.  The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Pharmacyclics that file electronically with the Commission.

This prospectus constitutes part of a Registration Statement on Form S-3 filed under the Securities Act with respect to the common stock, preferred stock, debt securities, warrants, or any combination thereof, separately or as units,.  As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the Registration Statement.  You may read and copy the information omitted from this prospectus but contained in the Registration Statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.

Incorporation by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information.  We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Exchange Act:

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on September 22, 2009, as amended by Amendment No. 1 to Annual Report on Form 10-K, filed with the SEC on October 28, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 3, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009, filed with the SEC on February 16, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

•	our Current Reports on Form 8-K filed with the SEC on July 17, 2009, July 24, 2009, August 6, 2009, November 12, 2009, December 7, 2009, December 8, 2009, January 14, 2010 and April 16, 2010;

•	our definitive proxy statement relating to our 2009 annual meeting of stockholders (except for information furnished and not filed), which was filed with the SEC on November 16, 2009; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 20, 1995, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (other than current reports deemed furnished and not filed) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the information incorporated by reference into this prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

RISK FACTORS

Investing in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

USE OF PROCEEDS

We anticipate to use net proceeds for general corporate purposes, including clinical trials, preclinical research expenses, general and administrative expenses, and for working capital.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Accordingly, we will retain broad discretion over the use of such proceeds.  Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock.  For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended.  When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.  Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our Amended and Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 101,000,000, consisting of 1,000,000 shares of preferred stock, par value $0.0001 per share, and 100,000,000 shares of common stock, par value $0.0001 per share.  As of April 30, 2010, there were 51,052,304 shares of common stock outstanding held of record by approximately 122 holders, and no shares of preferred stock outstanding.

The description of our capital stock is qualified by reference to our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, as amended, which are incorporated by reference as exhibits into the Registration Statement of which this prospectus is part.

Common Stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board of Directors out of funds legally available therefor.  Pursuant to our Amended and Restated Certificate of Incorporation, holders of common stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law.  Holders of common stock have no preemptive, conversion, redemption or sinking fund rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of common stock, upon the liquidation, dissolution or winding up of the company, are entitled to share equally and ratably in the assets of our company.  The outstanding shares of common stock are, and the shares of common stock to be offered hereby when issued will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future.

Transfer Agent and Registrar

Computershare Trust Company, N.A. has been appointed as the transfer agent and registrar for our common stock.

Preferred Stock

Our Board of Directors may issue up to 1,000,000 shares of preferred stock in one or more series and, subject to the provision of the Delaware General Corporation Law, may fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof and the number of shares constituting any series and the designation thereof. In addition, our Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Our Board of Directors has the power to issue our preferred stock with voting and conversion rights that could negatively affect the voting or other rights of our common stockholders, and our Board of Directors could take that action without stockholder approval.  The issuance of our preferred stock could delay or prevent a change in control of our company.

If we offer any series of preferred stock, the applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price (or its manner of calculation) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Pharmacyclics rank:

•
senior to all classes or series of our common, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•
junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

ANTI-TAKEOVER EFFECTS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to exceptions; or

•
at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholders;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the Corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management.  First, our Board of Directors can issue up to 1,000,000 shares of preferred stock, with any rights or preferences.  Second, our Amended and Restated Bylaws, as amended, provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing.  Our Amended and Restated Bylaws, as amended, further provide that a meeting of stockholders may only be called by the Board of Directors, the Chairman or Vice Chairman of the Board of Directors or the President.  Our Amended and Restated Bylaws, as amended, also specify requirements as to the form and content of a stockholder’s notice.  These provisions may delay or preclude stockholders from calling a meeting of the stockholders, bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.  Third, our Amended and Restated Certificate of Incorporation provides that our Board of Directors may fix the number of directors by adopting a bylaw amendment.  Fourth, our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for our directors.  The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our Board of Directors.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

 We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

•	events of default;.

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	descriptions of the debenture trustee and paying agent, and the method of payments; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Any debt securities that we issue will be issued under an indenture, which is a contract we will enter into with a trustee for the holders of the debt securities to be named in the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Any indenture will be qualified under the Trust Indenture Act of 1939. The descriptions of the material terms and provisions of the debt securities and indenture contained in this prospectus, and that we may include in any prospectus supplement, are subject to, and are qualified in their entirety by reference to, the provisions of any indenture applicable to a particular series of debt securities.  For more information on how you can obtain copies of any applicable indenture, when available, see the section of this prospectus entitled “Where You Can Find Additional Information.”  We urge you to read the applicable indenture and any applicable prospectus supplement in their entirety if we offer debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or units.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent.  The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.  Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock, common stock or units purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock, common stock or units will be separately transferable;

•	the price at which each share of debt securities, preferred stock, common stock or units purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination, from time to time.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

 The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

 The applicable prospectus supplement will describe the terms of any units that we may offer. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.  For more information on how you can obtain copies of any applicable unit agreement and related documents, when available, see the section of this prospectus entitled “Where You Can Find More Information.”  We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety if we offer units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

A prospectus supplement accompanying this prospectus will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement would be deemed to be underwriters in connection with securities offered by the applicable prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The common stock may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

 The prospectus supplement accompanying this prospectus in respect of an offering will include information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the accompanying prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The Nasdaq Capital Market.  Any common stock sold pursuant to a prospectus supplement will be listed on The Nasdaq Capital Market, subject to official notice of issuance.  We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased the securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of the securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.